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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 9, 2004

                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115





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Item 5.  Other Events

On January 9, 2004, Calpine Corporation (the "Company") expects to complete its offering of $ 250.0 million of 4.75% contingent convertible notes due 2023 in a private placement transacted pursuant to Rule 144A of the Securities Act of 1933. In connection with the offering and prior to the issuance of the notes, the Company is delivering a supplement, dated January 6, 2004, to the confidential offering circular dated November 7, 2003 (the "Confidential Offering Circular") to certain institutional investors. In addition to describing the terms of the offering, the Confidential Offering Circular includes information that is not included in the Company's periodic reports filed in accordance with the Securities Exchange Act of 1934. Set forth below are excerpts of the "Recent Developments" and "Recent Results" portions of the Confidential Offering Circular.

This Current Report on Form 8-K is filed solely to make available to our investors the information referred to above that is being provided to institutional investors in the Confidential Offering Circular. In providing this information, we undertake no duty to update this or any other information except as otherwise required by relevant law. We also direct readers to our annual, quarterly and other reports that have been filed with or furnished to the SEC subsequent to the date of the Confidential Offering Circular, or that may be filed with or furnished to the SEC after the date of this Current Report on Form 8-K, which may contain information that updates or otherwise modifies the information contained herein.

The terms "Calpine", the "company", "we", "our" and "us" in this Current Report on Form 8-K refer to Calpine Corporation and its subsidiaries.

RECENT DEVELOPMENTS

PG&E Note Receivable. On December 4, 2003, we announced that we had sold to a group of institutional investors our right to receive payments under a note receivable from Pacific Gas and Electric Company for approximately $133.4 million in cash. The PG&E note receivable stems from a 1999 restructuring of a long-term power purchase agreement with PG&E for electricity delivered from our Gilroy Power Plant. We will continue to own and operate the Gilroy Power Plant, a 112-MW combined-cycle natural gas-fired facility, which supplies power to the northern California power market and steam to an adjacent food processing facility. Proceeds from the sale will be used for general corporate purposes, including the repurchase of outstanding public indebtedness in open-market transactions, and as otherwise permitted by our indentures. This transaction will be reflected in our 2003 audited financial statements as a secured financing, thereby increasing our indebtedness by $133.4 million.

RECENT RESULTS

Also, in 2003 we adopted FIN 46, "Consolidation of Variable Interest Entities," which has been revised by FIN 46-R, which was released on December 14, 2003. Pursuant to these adoptions, we have deconsolidated our subsidiary trusts that have previously issued HIGH TIDES trust preferred securities. As a result, the subordinated debt associated with the HIGH TIDES will be reflected on our balance sheet at December 31, 2003 in lieu of the HIGH TIDES. Previously, the HIGH TIDES were reflected on our balance sheet in accordance with GAAP as then in effect as "company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts," without inclusion of the associated subordinated debt. In addition, prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2003, we will adopt Emerging Issues Task Force Issue No. 03-11, "Reporting Realized Gains and Losses on Derivative Instruments That Are Subject to FASB Statement No. 133 and Not `Held for Trading Purposes' as defined in EITF Issue No. 02-3," which is required to be adopted for all fiscal periods after October 1, 2003. This pronouncement requires realized gains and losses on physically settled derivative contracts not "held for trading purposes" to be reported in our income statement on a gross or net basis based on judgment that depends on relevant facts and circumstances. EITF 03-11 will not affect consolidated net income or gross profit, but it is expected to affect total consolidated revenues.
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     Our fiscal year ended on December 31, 2003, and we do not have sufficient information as to our results of operations or financial condition for the fourth quarter to enable us to confirm or revise existing guidance for the year. We have scheduled a conference call on February 12, 2004, at which time we will preliminarily announce our results for the 2003 fiscal year.

FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include those concerning the Company's expected financial performance and its strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements such as, but not limited to: (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) a competitor's development of lower cost generating gas-fired power plants; (v) risks associated with marketing and selling power from power plants in the newly-competitive energy market; and (vi) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002, and its quarterly report on Form 10-Q for the quarter ended September 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this Current Report on Form 8-K is as of today's date, and the Company undertakes no duty to update this information.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CALPINE CORPORATION

                                     By: /s/ Charles B. Clark, Jr.
                                         ---------------------------------------
                                     Charles B. Clark, Jr.
                                     Senior Vice President and
                                     Controller
                                     Chief Accounting Officer




Date:  January 9, 2004